2021 Second Quarter Earnings Webcast July 28, 2021 O’Dell Creek - Montana

Presenting Today 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. Bob Rowe, CEO Crystal Lail, Vice President & CFO Brian Bird, President & COO

• Net income for the second quarter of 2021 increased $15.7 million, as compared to the same period in 2020. – Diluted earnings per share increased $0.29 as compared to the same period in 2020. – After adjusting for weather differences and a non-cash liability adjustment, Non-GAAP* adjusted earnings per share increased $0.14 as compared to the same period in 2020. • The Board of Directors declared a quarterly dividend of $0.62 per share payable September 30, 2021 to shareholders of record as of September 15, 2021. Significant Events 3 * See slides 10, 29 & 36 for additional information and Non-GAAP disclosures. • In April 2021, we entered into an Equity Distribution Agreement having an aggregate gross sales price of up to $200 million. During the three months ended June 30, 2021, we issued 879,309 shares of our common stock at an average price of $64.91, for net proceeds of $56.3 million. • In June 2021, we joined the Western Energy Imbalance Market (WEIM). This real-time, within-hour energy market will provide the company’s Montana customers with economically efficient energy to resolve imbalances and variations in load and generation on our Montana system. WEIM active & Pending Participants

Summary Financial Results 4 (1) (Second Quarter) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

5 Gross Margin (Second Quarter) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure. (dollars in millions) Three Months Ended June 30, 2021 2020 Variance Electric $ 192.2 $ 169.6 $ 22.6 13.3% Natural Gas 38.1 38.7 (0.6) (1.6%) Total Gross Margin $ 230.3 $ 208.3 $ 22.0 10.6%(1) Increase in gross margin due to the following factors: $9.1 Electric transmission 6.1 Electric QF liability adjustment 5.6 Electric retail volumes (0.8) Montana electric supply cost recovery (0.5) Natural gas retail volumes (0.2) Montana natural gas production rates 0.9 Other $20.2 Change in Gross Margin Impacting Net Income $0.8 Operating expense recovered in revenue, offset in operating expense 0.5 Production tax credits reducing revenue, offset in income tax benefit 0.3 Property taxes recovered in revenue, offset in property tax expense 0.2 Gas production taxes recovered in revenue, offset in property and other taxes $1.8 Change in Gross Margin Offset Within Net Income $22.0 Increase in Gross Margin

Weather 6 (Second Quarter) We estimate favorable weather in Q2 2021 resulted in a $2.0M pretax benefit as compared to normal and $1.5M pretax benefit as compared to Q2 2020.

Operating Expenses 7 (Second Quarter) (dollars in millions) Three Months Ended June 30, 2021 2020 Variance Operating, general & admin. $ 77.1 $ 71.7 $ 5.4 7.5% Property and other taxes 47.3 47.0 0.3 0.6% Depreciation and depletion 46.8 44.8 2.0 4.5% Operating Expenses $ 171.2 $ 163.5 $ 7.7 4.7% Increase in operating, general & admin expense due to the following factors: $2.0 General maintenance 1.0 Employee benefits 0.9 Technology implementation and maintenance 0.3 Labor 0.2 Travel and training (2.8) Uncollectible accounts 1.6 Other $3.2 Change in OG&A Items Impacting Net Income $0.8 Non-employee directors deferred compensation, offset in other income 0.8 Operating expenses recovered in trackers 0.6 Pension and other postretirement benefits, offset in other income $2.2 Change in OG&A Items Offset Within Net Income $5.4 Increase in Operating, General & Administrative Expense $0.3 million increase in property and other taxes due primarily to increase in Montana state and local taxes. $2.0 million increase in depreciation expense primarily due to plant additions.

Operating to Net Income 8 (dollars in millions) Three Months Ended June 30, 2021 2020 Variance Operating Income $ 59.1 $ 44.8 $ 14.3 31.9% Interest Expense (23.5) (24.3) 0.8 3.3% Other Income 3.0 0.2 2.8 1,400.0% Income Before Taxes 38.6 20.8 17.8 85.6% Income Tax (Expense) / Benefit (1.4) 0.7 (2.1) (300.0%) Net Income $ 37.2 $ 21.5 $ 15.7 73.0% (Second Quarter) $0.8 million decrease in interest expense, was primarily due to higher capitalization of Allowance for Funds Used During Construction (AFUDC), partly offset by higher borrowings. $2.8 million increase in other income includes approximately $1.4 million related to items offset in operating, general and administrative expense with no impact to net income, and higher capitalization of AFUDC. Items offset in operating, general and administrative expense includes approximately $0.8 million increase in the value of deferred shares held in trust for non-employee directors deferred compensation and a decrease in other pension expense of $0.6 million. $2.1 million increase in income tax expense due primarily to higher pre-tax income partially offset by higher flow through repairs deductions and higher production tax credits compared to the prior year.

Cash Flow 9 Cash from operating activities decreased by $114.7 million primarily due to an $82.8 million increase in market purchases of supply during the February 2021 cold weather event resulting in an undercollection of supply costs from customers in the current period, and a refund of approximately $20.5 million to our FERC regulated wholesale customers in 2021.

(1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). Adjusted Non-GAAP Earnings 10 The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (Second Quarter)

Diluted Earnings Per Share 11 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS” NorthWestern narrows its previously announced 2021 earnings guidance range of $3.40 to $3.60 per diluted share to $3.43 to $3.58 per diluted share based upon, but not limited to, the following major assumptions and expectations: • COVID-19 related reduction in our commercial and industrial sales volumes, offset in part by an increase in usage by residential customers through the remainder of 2021; • A final order from the MPSC authorizing a delay in the implementation of the Fixed Cost Recovery Mechanism Pilot for another year due to continued COVID-19 related load shifting; • Normal weather for the remainder of the year in our electric and natural gas service territories; • A consolidated income tax rate of approximately (2.5%) to +2.5% of pre-tax income; and • Diluted shares outstanding of approximately 51.8 million to 52.0 million (previously 51.5 million to 51.8 million). Continued investment in our system to serve our customers and communities is expected to provide annualized 4% - 5% growth in rate base and a targeted long-term earnings per share growth rate of 3% - 6%. Maintaining our 60% - 70% targeted dividend payout ratio, we anticipate the dividend growth rate to be in line with the EPS growth rate going forward. Non-GAAP Adjusted EPS Growth Averaged 4.3% from 2013 - 2020

Looking Forward (Regulatory) 12 • We do not expect to make general rate case filings in any of our regulatory jurisdictions during 2021. We have made several other regulatory filings, primarily in our Montana jurisdiction, including: • An April 15, 2021 filing requesting to delay the implementation of our fixed cost recovery mechanism pilot in our Montana jurisdiction for another year until July 2022 or beyond, due to the continued uncertainties created by the COVID-19 pandemic. On June 29, 2021, the MPSC granted a delay until July 2022 (written order is pending); • An April 21, 2021 filing requesting approval to increase the forecasted costs used to develop rates for the recover of electric power costs through our Power Cost and Credit Adjustment Mechanism (PCCAM) by approximately $17 million. On June 29, 2021, the MPSC approved implementing interim rates reflecting the $17 million increase, subject to refund (written order is pending); and • A May 19, 2021 filing requesting approval to acquire electric capacity resources identified through our January 2020 RFP. See the “Generation Portfolio Update” slide that follows. • In November 2020 we reached a settlement on proposed revisions to our FERC transmission rates with intervenors establishing formula rates. A motion was granted on November 25, 2020 to implement and began charging settlement rates in December 2020. In March 2021, we submitted a compliance filing with the MPSC adjusting the FERC credit in our retail rates. The MPSC approved the updated revenue credit in May 2021. *As of June 30, 2021 we had cumulative deferred revenue for refund of approximately $6.1 million.

Based on the results of the competitive solicitation process in South Dakota, approximately $100 million of incremental investment for SD generation is included in the projections above (2021-2023). This level of capital investment is anticipated to result in annualized rate base growth of 4%-5%. The projections do not include the investment necessary to construct the Laurel Generating Station. If approved by the MPSC, this project is expected to add approximately $250 million (excluding AFUDC) spread primarily over 2022 and 2023. Robust Capital Investment Plan 13 • $2.1 billion of total capital investment over the five year period. We expect to finance this capital with a combination of cash flows from operations, first mortgage bonds and equity issuances. • During the second quarter of 2021 we initiated a $200 million At-the-Market (ATM) offering. We expect to issue the remainder of the $200 million in 2021 to support our current capital program and maintain and protect our credit ratings. • Capital investment in response to our Montana electric supply resource planning would be incremental to these amounts. • Financing plans are subject to change, depending on capital expenditures, regulatory outcomes, internal cash generation, market conditions and other factors.

Generation Portfolio Update 14 60 MW of flexible capacity addition in Huron, SD Montana • A May 19, 2021 filing requesting approval to acquire electric capacity resources identified through our January 2020 RFP, including: • Laurel Generation Station - Construction of 175 MW of flexible reciprocating internal combustion engines (RICE) near Laurel, MT, which we will own. If we receive MPSC approval to build, the cost to construct this plant is expected to be approximately $250 million (excluding AFUDC) with commercial operation in late 2023 / early 2024; • Powerex Transaction – a 5-year power purchase agreement for 100 MW of capacity and energy products originating predominately from hydroelectric resources; and South Dakota • Construction continues for a 60MW RICE project in Huron, SD to be online in late 2021 with total construction costs of approximately $80 million (~$40 million invested in 2020). • An additional 30-40 MW of flexible generation in Aberdeen, SD is in the planning stages and expected to be online in 2023 with a cost of approximately $60 million. • esVolta Energy Storage Contract – A 20-year agreement to fill the 5-hour duration tier identified in the January 2020 RFP. This 50 MW facility is to be located near Billings, MT and is expected to be online by October 1, 2023. On July 26, 2021, the MPSC concluded that the application met the minimum filing requirements and is adequate. This triggers the requirement that the MPSC issue an order within 270 days of receipt of an adequate application. The MPSC can grant itself an additional 90 days if it determines that extraordinary circumstances require it. Assuming approval of the Laurel Generating Station project, the capital investment would be incremental to our current capital and financing projections.

ESG Advancements 15 NorthWestern will soon be launching a new website with increased focus on communicating our stewardship and ESG efforts including: • SASB Framework Report (new) • TCFD Framework Report (new) • AGA ESG Methane reporting template (new) • EEI ESG Carbon reporting template (updated) • Key Sustainability Statistics Report (updated and expanded) • Comprehensive disclosure of operational and financial ESG statistics covering years 2016-2020.

Conclusion 16 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows

17 Appendix

Income Tax Reconciliation 18 (Second Quarter)

Balance Sheet 19

20 Segment ResultsAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (1) (Second Quarter)

21 Electric SegmentAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (Second Quarter)

22 Natural Gas SegmentAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (Second Quarter)

Summary Financial Results 23 (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. Appendix (Six Months Ended June 30)

$2.3 Property taxes recovered in revenue, offset in property tax expense 1.6 Production tax credits reducing revenue, offset in income tax benefit 0.2 Gas production taxes recovered in revenue, offset in property and other taxes $4.1 Change in Gross Margin Offset Within Net Income $34.2 Increase in Gross Margin 24 Gross MarginAppendix (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2021 2020 Variance(1) Electric $ 382.1 $ 350.4 $ 31.7 9.0% Natural Gas 104.4 101.9 2.5 2.5% Total Gross Margin $ 486.5 $ 452.3 $ 34.2 7.6% Increase in gross margin due to the following factors: $11.2 Electric transmission 9.7 Electric retail volumes 6.1 Electric QF liability adjustment 2.3 Natural gas retail volumes (2.2) Montana electric supply cost recovery (0.7) Montana natural gas production rates 3.7 Other $30.1 Change in Gross Margin Impacting Net Income (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure. 24

Weather 25 Appendix (Six Months Ended June 30) We estimate favorable weather through the first 6 months of 2021 has contributed approximately $0.7M pretax benefit as compared to normal and $4.2M pretax benefit as compared to the same period in 2020.

Operating Expenses 26 Appendix (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2021 2020 Variance Operating, general & admin. $ 158.0 $ 150.7 $ 7.3 4.8% Property and other taxes 94.8 91.5 3.3 3.6% Depreciation and depletion 93.8 90.0 3.8 4.2% Operating Expenses $ 346.6 $ 332.2 $ 14.4 4.3% Increase in Operating, general & admin expense due to the following factors: $1.7 Generation maintenance 1.4 Employee benefits 0.6 Technology implementation and maintenance (4.4) Uncollectible accounts (0.4) Travel and training 0.7 Other ($0.4) Change in OG&A Items Impacting Net Income $5.3 Non-employee directors deferred compensation 2.4 Pension and other postretirement benefits $7.7 Change in OG&A Items Offset Within Net Income $7.3 Increase in Operating, General & Administrative Expenses $3.3 million increase in property and other taxes due primarily an increase in Montana state and local taxes. $3.8 million increase in depreciation expense primarily due to plant additions

Operating to Net Income 27 Appendix (Six Months Ended June 30) $1.3 million decrease in interest expense, was a result of higher capitalization of AFUDC, partly offset by higher borrowings. $10.4 million increase in other income was due to a $7.7 million related to items offset in operating, general, and administrative expense with no impact to net income and higher capitalization of AFUDC. Items offset in operating, general and administrative expense includes a $5.3 million increase in the value of deferred shares held in trust for non- employee directors deferred compensation and a decrease in other pension expense of $2.4 million. $3.9 million increase in income tax expense was largely due to higher pre-tax income as compared to 2020, partly offset by higher flow-through repairs deductions and production tax credits, both which lower our tax expense. We expect our 2021 effective tax rate to range between (2.5%) and 2.5%. (dollars in millions) Six Months Ended June 30, 2021 2020 Variance Operating Income $ 140.0 $ 120.1 $ 19.9 16.6% Interest Expense (47.0) (48.6) 1.6 3.3% Other Income / (Expense) 8.6 (1.8) 10.4 577.8% Income Before Taxes 101.7 69.7 32.0 45.9% Income Tax (Expense) / Benefit (1.4) 2.5 (3.9) (156.0% Net Income $ 100.3 $ 72.2 $ 28.1 38.9%

Income Tax Reconciliation 28 Appendix (Six Months Ended June 30)

Adjusted Non-GAAP Earnings 29 Appendix (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (Six Months Ended June 30)

30 Segment ResultsAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (1) (Six Months Ended June 30)

31 Electric SegmentAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (Six Months Ended June 30)

32 Natural Gas SegmentAppendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (Six Months Ended June 30)

Quarterly PCCAM Impacts 33 Appendix In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases.

The $6.1 million improvement in 2021 is the result of a favorable adjustment of our electric QF liability (unrecoverable costs associated with the Public Utility Regulatory Policies Act of 1978 (PURPA) contracts as part of a 2002 stipulation with the MPSC and other parties) reflecting a $9.2 million gain in 2021, as compared with a $3.1 million gain for the same period in 2020, due to the combination of: • A $2.6 million favorable reduction in costs for the current contract year to record the annual adjustment for actual output and pricing, as compared with a $0.9 million favorable reduction in costs in the prior period; • A negative adjustment increasing the QF liability by $2.1 million reflecting annual actual contract price escalation, which was more than previously estimated, compared to a favorable adjustment of $2.2 million in the prior year due to lower actual price escalation; and • A favorable adjustment of approximately $8.7 million decreasing the QF liability due to a one-time change in contract terms. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. Qualified Facility Earnings Adjustment 34 Appendix

NWE Rate Base and Earnings Profile 35 Appendix (1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 9-12% of earnings from its jointly owned coal generation rate base. Coal Generation Rate Base as a percentage of Total Rate Base

These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non- GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non- GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. Non-GAAP Financial Measures 36 Appendix

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